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                                                                    EXHIBIT 5(b)



                         [Baker & McKenzie letterhead]



                              September 25, 1996


Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, Florida 32837

     Re:  $200,000,000 Principal Amount of Debt
          Securities, Warrants to Purchase Debt
          Securities and Guarantees of Debt Securities
          --------------------------------------------

Gentlemen:

     We are counsel to Tupperware Finance Company B.V. (the "Company"). We refer to the Joint Registration Statement (Registration No. 333-12125) on Form S-3 (the "Registration Statement") filed by Tupperware Corporation ("Tupperware") and the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $200,000,000 principal amount of the Company's debt securities (the "Debt Securities") and warrants (the "Warrants") to purchase Debt Securities and the guarantees (the "Guarantees") by Tupperware of the payment of the principal, premium, if any, and interest of the Debt Securities. The Debt Securities are to be issued under an Indenture (the "Indenture") among Tupperware, the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

     As such legal advisers we have examined originals or copies of:

     a.  the Articles of Association of the Company dated September 12, 1996;

     b. The Board Resolution of the Company pertaining to the entering into of the Indenture;

     c. a copy of an official extract ("uitureksel") from the commercial register of the Chamber of Commerce relating to the Company, confirmed by telephone to be correct at the date hereof;

     d.  an executed copy of the Indenture.

     Based on the foregoing, we are of the opinion that under the laws of The Netherlands as at present in effect:

     1. The Company is duly organized and existing under the laws of The Netherlands.

     2. The Company has the power to execute and deliver the Indenture and to authorize and sell the Debt Securities and the Warrants.
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Tupperware Corporation
September __, 1996
Page 2




     3. The Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights or by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by Tupperware, the Company and the Trustee; (ii) the managing directors [or a duly authorized committee thereof] of the Company and the Board of Directors or a duly authorized committee thereof of Tupperware shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities and the execution and delivery of the Guarantees, respectively, as contemplated by the Registration Statement and the Indenture; and (iii) the Debt Securities and the Guarantees shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         The foregoing opinion is given on the assumption that under the laws of the State of New York by which the Indenture and the Debt Securities shall be governed, the Debt Securities will be legally valid and binding obligations of the Company (except as aforesaid) upon the fulfilment of the conditions mentioned under (i), (ii) and (iii) above.

     4. The Warrants will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights or by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Act; (ii) the managing directors of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Warrants and approving one or more warrant agreements (each, a "Warrant Agreement") establishing the terms of such Warrants; and (iii) the Warrants shall have been duly executed and authenticated as provided in the Warrant Agreement and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     The foregoing opinion is given on the assumption that under the laws of the State of New York by which the Indenture and the Warrants shall be governed the Warrants will be legally valid and binding obligations of the Company (except as aforesaid) upon the fulfilment of the conditions mentioned under (i), (ii) and (iii) above.

The opinion expressed above is subject to the following qualifications:

A. Specific performance may not always be granted by the courts of The Netherlands; direct enforceability is normally only available in respect of obligations regarding the making of payments.

B. All powers of attorney (including, but not limited to, powers of attorney expressed to be irrevocable) terminate by operation of law and without notice upon the bankruptcy ("faillissement") of the person issuing the power of attorney (the "principal").

     Powers of attorney which are expressed to be irrevocable are not capable of being revoked insofar as they extend to the performance of legal acts ("rechtshandelingen") which are in the interest of the attorney appointed under such power of attorney or a third party. However, at the request of the principal, an heir or the trustee of such principal, the court may amend or cancel an irrevocable power of attorney for important reasons.

     Unless otherwise provided in any power of attorney (whether or not expressed to be irrevocable) such power of attorney terminates by operation of law upon the death of, the commencement of legal guardianship over or the bankruptcy of the attorney appointed under such power of attorney or by notice of termination given by such attorney.

C. The choice of the law of the State of New York as the law governing the Debt Securities and the Warrants (together the "Documents") will generally be recognized and applied by the courts of The Netherlands, provided, however, that The Netherlands courts may give effect to the mandatory rules of the laws of any country with which the case in question has a close connection if and to the extent that pursuant to such mandatory rules the laws of the latter country must be applied, regardless of the law governing the Documents. When determining whether such mandatory rules must be applied the nature and intent of such rules are taken into account as well as the consequences which might ensue from the application or non-application of such rules. The law that otherwise would govern the Documents need not be applied by the Dutch Court if it is obvious that the application thereof could not be reconciled with the public policy of The Netherlands. On the basis of the provisions of the Documents we are not aware of any provision which might result in such disapplication in the Agreement.




D. To the extent that Netherlands law would apply, the enforcement of contractual obligations may be subject to specific restrictions, including but not limited to restrictions based upon principles of reasonableness and fairness ("redelijkheid" and "billijkheid"), and may be subject to the possibility of rescission of agreements in case of so-called absence of consensus ad idem ("wilsgebreken") or the violation of creditors' rights ("actio pauliana").

E. To the extent that Netherlands law would apply, the courts of The Netherlands may mitigate a statutory obligation to pay damages, or change the effects of an agreement governed by Netherlands law on the request of one of the parties, or terminate the whole or any part of any such agreement on the grounds that unforeseen circumstances have occurred of such a nature that the other party may, according to the standards of reasonableness and fairness, not expect such agreement to be performed unchanged. Such a change or termination may be given retroactive force.

F. In the absence of a treaty regarding the recognition and enforcement of judicial decisions between the U.S. and The Netherlands, a final and conclusive judgment duly obtained against the Company from a New York
     State or United States federal court sitting in the City and County of New York, will not be recognized and enforced by a Netherlands court and it will be necessary to bring the matter before the competent Netherlands court, the claimant (s) may, in the course of these proceedings, submit the judgment rendered by a New York State or United States federal court sitting in the City and County of New York. Under current practice, a Netherlands court normally will issue a judgment incorporating the judgment rendered by the U.S. court if it finds that (i) the U.S. court had jurisdiction over the original proceedings, (ii) the judgment was obtained in compliance with principles of due process, (iii) the judgment is final and conclusive such that all appeals have been exhausted and no other remedy could be obtained from a judicial body, and (iv) the judgment does not contravene the public policy of The Netherlands.

G. The concept of a company seal or corporate seal in connection with the execution and/or delivery of agreements or other documents is unknown under the laws of The Netherlands.

H. This opinion relates to Netherlands law as it currently stands and we do not assume any obligation to notify or inform you of any development subsequent to this date that might render its contents untrue or inaccurate in whole or in part at such time.

I. Save as set out herein, nothing is to be taken to express an opinion in respect of any statement, representation or warranty made or given by or in respect of the Company in any of the documents above.

     You have advised us that it is not necessary for the purposes of this opinion, and accordingly we do not purport herein to cover, the application of the securities or blue sky laws of the various states to the issuance and sale of the Debt Securities or the Warrants or the execution and delivery of the Guarantees.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matters not specifically referred to herein.

This opinion is given on the basis that it will be governed by and construed in accordance with Netherlands law.

Very truly yours,
BAKER & McKENZIE



P.L.A.M. Schroeder                               R.O.N. van Holthe tot Echten